Exhibit 10.5

FOURTH AMENDMENT TO

JUNIOR SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO JUNIOR SECURITY AGREEMENT (this “Fourth Amendment”) is made and entered as of January 27, 2020, by and between MRI INTERVENTIONS, INC., f/k/a SurgiVision, Inc., a Delaware corporation (the “Company”), and LANDMARK COMMUNITY BANK, a Tennessee state-chartered bank, in its capacity as collateral agent (the “Collateral Agent”) for the ratable benefit of the registered holders (the “Holders”) of the Company’s Junior Secured Promissory Notes due 2020 (the “Notes”).

W I T N E S S E T H:

WHEREAS, the Company and the Collateral Agent, on behalf of the Holders, entered into that certain Junior Security Agreement dated as of November 5, 2010, as amended by that certain First Amendment to Junior Security Agreement dated as of April 5, 2011, as further amended by that certain Second Amendment to Junior Security Agreement dated October 14, 2011, and as further amended by that certain Third Amendment to Junior Security Agreement dated March 25, 2014 (as amended, collectively, the “Security Agreement”);

WHEREAS, the terms of the Security Agreement may be amended by the Company and the Collateral Agent with the consent of Holders of a majority in aggregate principal amount of the Notes outstanding (the “Required Holders”);

WHEREAS, the Required Holders have consented to the amendment of the terms of the Security Agreement as set forth below; and

WHEREAS, with the consent of the Required Holders, the Company and the Collateral Agreement desire to amend the terms of the Security Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Collateral Agent, on behalf of the Holders, hereby agree as follows:

1.                  Defined Terms. Capitalized terms used in this Amendment without definition shall have the same meanings ascribed to such terms in Section 1 of the Security Agreement.

2.                  Amendment to Section 1 (Definitions).

(a)                Section 1 of the Security Agreement (Definitions) is hereby amended by deleting clauses (o) and (s) thereof in their entirety and substituting the following therefor:

(o)       “Senior Lender” shall mean the Senior Secured Convertible Note Holders together with the Notes Collateral Agent on behalf of the Senior Secured Convertible Note Holders, so long as any Note Offering Debt remains outstanding.

(s)       “Senior Debt” shall mean the Note Offering Debt.

(b)               Section 1 of the Security Agreement (Definitions) is hereby further amended by deleting the defined term “Note Offering Debt” and substituting the following:

“Note Offering Debt” means all indebtedness, including principal and all accrued interest thereon, outstanding from time to time under the Senior Secured Convertible Notes.

(c)       Section 1 of the Security Agreement (Definitions) is hereby further amended by deleting the following defined terms “Second Priority Note Holders” and “Second Priority Notes.”

(d)       Section 1 of the Security Agreement (Definitions) is hereby further amended by adding the following new defined terms thereto.

“Senior Secured Convertible Note Holders” shall mean the persons in whose names the Senior Secured Convertible Notes are registered.

“Senior Secured Convertible Notes” means those certain Senior Secured Convertible Promissory Notes due 2025 to be issued by the Company from time to time pursuant to the Securities Purchase Agreement dated January 11, 2020 by and among the Company, the Investors (as defined therein) and Petrichor Opportunities Fund I LP, as collateral agent (the “Notes Collateral Agent”), as such Senior Secured Convertible Promissory Notes may be amended and in effect from time to time.

3.                  Amendment to Section 7 (Subordination). Section 7 of the Security Agreement (Subordination) is hereby amended by deleting Sections 7(a) and 7(b) in their entirety and substituting the following therefor:

7.       Subordination.

(a)       The Liens arising under this Agreement and the exercise of any right or remedy by the Collateral Agent in respect thereof is junior and subordinate in respects to the interest of the Senior Lenders with respect to the Senior Debt and the Liens that secure the Senior Debt, other than the right to payment (but not with respect to the payment from the proceeds of any collateral subject to such Liens) to the Holders as expressly provided under the Notes.

(b)       The Liens securing the Senior Debt shall be senior to the Liens securing the Secured Obligations irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof. The Collateral Agent shall not contest the validity, perfection, priority or enforceability of, or assert the avoidability of, any security interest or lien granted by the Company to the Senior Lenders and, upon the request of the Senior Lenders, the Collateral Agent agrees to cooperate, at the sole expense of the Company as provided in Section 9 hereof, in the defense of any action regarding the validity, perfection, priority, enforceability or avoidability of any such security interest or lien.

4.                  Miscellaneous. On and after the date hereof, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Security Agreement shall mean and be a reference to the Security Agreement as amended by this Fourth Amendment. Except as expressly provided in this Fourth Amendment, all other terms, conditions and provisions of the Security Agreement shall continue in full force and effect as provided therein. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[The next page is the signature page.]

IN WITNESS WHEREOF, the Company and the Collateral Agent have executed and delivered this Fourth Amendment (or caused the execution and delivery of this Fourth Amendment by its duly authorized officers) on the date first above written.

COMPANY: MRI INTERVENTIONS, INC.

By:	/s/ Harold A. Hurwitz
Name:	Harold A. Hurwitz
Title:	Chief Financial Officer

COLLATERAL AGENT: LANDMARK COMMUNITY BANK, as collateral agent for the ratable benefit of the Holders

By:	/s/ Wm. Bryan Jones
Name:	Wm. Bryan Jones
Title:	Senior Vice President